EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated march 16, 2000 on our audit of the consolidated financial statements of THCG, Inc. as of December 31, 1999 and for the year then ended included in THCG, Inc.'s Annual Report on Form 10-K, for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts."


/s/ Richard A. Eisner & Company, LLP

New York, New York
March 30, 2000